Exhibit 99.1
AMENDMENT TO SECURED PROMISSORY NOTE
THIS AMENDMENT TO SECURED PROMISSORY NOTE (the “Amendment”) is made and entered into effective as of October 16, 2007, by and between ONE EARTH ENERGY, LLC, an Illinois limited liability company (hereafter referred to as “Maker”), and FARMERS ENERGY ONE EARTH, LLC, an Ohio limited liability company (hereafter referred to as the “Payee”). It amends that certain Secured Promissory Note between Maker and Payee dated June 13, 2007, in the original principal amount of Six Million and No/100 Dollars ($6,000,000.00) (hereafter referred to as the “Note”).
FOR GOOD AND VALUABLE CONSIDERATION given, received and acknowledged, the parties hereby agree as follows:
1. Interpretation. Capitalized terms used but not defined herein shall have the meanings set forth in the Note. Except as expressly amended hereby, the terms and conditions of the Note remain in full force and effect as stated therein. If there are conflicts between the terms of the Note and the terms of this Amendment, the terms of this Amendment shall control.
2. The initial paragraph of the Note commencing with “FOR VALUE RECEIVED” is hereby stricken in its entirety and replaced with the following:
FOR VALUE RECEIVED, the undersigned, One Earth Energy, LLC, an Illinois limited liability company (the “Maker”), hereby unconditionally promises to pay to the order of Farmers Energy One Earth, LLC, an Ohio limited liability company (the “Payee”), or its designee, at such place as designated by the Payee, or at such other place or to such other party or parties as may be designated by the Payee from time to time, in lawful money of the United States of America, the principal amount of $6,500,000, or so much thereof as may be advanced to Maker hereunder (the “Principal Amount”), with interest accruing at 9% per annum, and secured in accordance with Paragraph 4 hereof.
3. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have duly executed this AMENDMENT TO SECURED PROMISSORY NOTE as of the day and year first above written.

MAKER:		PAYEE:

ONE EARTH ENERGY, LLC		FARMERS ENERGY ONE EARTH, LLC

By:	/s/ Steve Kelly	By:	/s/ Zafar Rizvi

	Steve Kelly		Zafar Rizvi
Its:	President	Its:	President